UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 5, 2017

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On January 5, 2017, the Board of Directors (the “Board”) of Cutera, Inc. (the “Company”), upon recommendation of its Compensation Committee and in consultation with our independent compensation consultant, Compensia, Inc., approved the 2017 Management Bonus Program, which provides for payment of bonuses to certain executive officers and employees. The Board approved certain changes to the 2016 Management Bonus Program, including revised measurement criteria and performance goals. The bonus payable shall be linked to the degree of achievement, compared to budget, of the following three pre-established performance goals for 2017:

1.	Total Company revenue;

2.	Revenue derived from one of the Company’s products; and

3.	Total Company operating profit.

Other provisions of our 2017 Management Bonus Program remained the same as the terms of the 2016 Management Bonus Program.

Item 2.02. Results of Operations and Financial Condition.

On January 9, 2017, the Company issued a press release disclosing preliminary, un-audited, revenue and certain selected financial data for the fourth quarter and full-year ended December 31, 2016. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase of Board Size

On January 5, 2017, the Board increased the size of the Board from seven (7) to eight (8) members by adding another Class I director to the Board.

Appointment of President, Chief Executive Officer and Director

On January 5, 2017, the Board appointed James Reinstein as President and Chief Executive Officer (“CEO”) of the Company effective as of his employment commencement date, which is January 9, 2017. The Board also appointed Mr. Reinstein to the Board, effective as of the same date and until such time as his successor is duly elected and qualified. Mr. Reinstein is appointed as a Class I director with a term expiring at the Company’s 2017 Annual Meeting of Stockholders. The press release announcing Mr. Reinstein’s hiring is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Mr. Reinstein’s base salary will be $500,000 and he will not be entitled to receive any board compensation during the period of his employment. Mr. Reinstein will also be eligible to participate in the Company’s 2017 Management Bonus Program as described above and his target bonus percentage will be equal to 70% of his base salary. The annual cash compensation of Mr. Reinstein will be as follows:

Name	Position	Salary	Cash Bonus Target(1)	Target Cash Compensation (2)
James Reinstein	CEO, President and Director	$500,000	$350,000	$850,000

(1)	The annual Cash Bonus Target is based on the corporate performance measures and the target bonus percentage that Mr. Reinstein is entitled to per the 2017 Management Bonus Program, as described above.
(2)

In addition to base salary and bonus, Mr. Reinstein is eligible to receive quarterly profit-sharing payments. The profit sharing payments are calculated based upon half of the quarterly pre-tax adjusted operating profit percentage (pre-tax adjusted operating profit divided by revenue) multiplied by gross salary earned during that quarter, as applicable.

Mr. Reinstein also received a restricted stock unit award, performance stock unit award and a stock option award as described below.

Pursuant to a Change of Control and Severance Agreement (the “Severance Agreement”), upon termination without Cause of Mr. Reinstein’s employment with the Company, or his resignation for Good Reason not in connection with a Change of Control (each capitalized term as defined in the Severance Agreement), Mr. Reinstein would be entitled to receive a lump sum cash payment equal to 100% of his annual base salary, plus 100% of his actual bonus for the prior fiscal year. If Mr. Reinstein’s employment is terminated without Cause by the Company, or he resigns for Good Reason in connection with a Change of Control, and the termination occurs three months prior to or 12 months after the date of the Change of Control, then Mr. Reinstein will receive 100% of his annual base salary, plus 100% of the actual bonus paid to him in the prior calendar year, and vesting acceleration of 100% of his unvested equity awards. The Severance Agreement is furnished herewith as Exhibit 10.23 and is incorporated herein by reference.

Change of Title and Compensation for Ronald J. Santilli

Following the appointment of a permanent CEO, Mr. Santilli’s title reverted from Interim CEO and Chief Financial Officer (“CFO”), to Executive Vice President (“EVP”) and CFO. His cash compensation was modified effective January 1, 2017 as follows:

●	Mr. Santilli’s base salary was modified from $600,000 to $367,000 and his target bonus percentage decreased from 70% to 50%.

Name	Position	Salary(1)	Target Bonus	Target Cash Compensation(1)
Ronald J. Santilli	EVP and CFO	$367,000	$183,500	$550,500

(1)

The target cash compensation amount represents the target for annual cash compensation, including base salary and participation in the Company’s bonus program. In addition, Mr. Santilli is eligible to receive quarterly, profit-sharing payments. The profit sharing payments are calculated based upon half of the quarterly pre-tax Adjusted Operating Profit percentage (pre-tax Adjusted Operating Profit divided by revenue) multiplied by the gross salary earned during that quarter.

Equity Compensation Awards

On January 5, 2017, the Board, upon recommendation from its Compensation Committee, approved the following equity compensation awards, effective as of January 9, 2017, for Mr. Reinstein and Mr. Santilli.

Restricted Stock Unit Awards

Name	Position	Restricted Stock Unit Awards - Shares(2)	Grant Date Fair Value of Equity Awards(3)
James Reinstein	CEO, President and Director	14,000	$250,600
Ronald J. Santilli	EVP and CFO	14,000	$250,600

(2)

The Restricted Stock Unit (“RSU”) awards vest annually over a period of three years on each anniversary of the vesting commencement date of January 1, 2017, subject to the recipient continuing to provide service to the Company.

(3)	The grant date fair value of each RSU award was based on a per share price of the Company’s stock on January 9, 2017 of $17.90 per unit.

Performance Stock Unit Awards

Name	Position	Performance Stock Unit Awards - Shares(4)	Grant Date Fair Value of Equity Awards(5)
James Reinstein	CEO, President and Director	14,000	$250,600
Ronald J. Santilli	EVP and CFO	14,000	$250,600

(4)

The Performance Stock Unit (“PSU”) awards reflect the number of shares of stock that would vest on January 1, 2018, assuming 100% achievement of the two performance targets established by the Board, and subject to the recipients continuing to provide service to the Company through the date of vesting.

(5)	The grant date fair value of each PSU award was based on a per share price of the Company’s stock on January 9, 2017 of $17.90 per unit.

Stock Option Award

Name	Position	Stock Option Award - Shares(6)	Grant Date Fair Value of Stock Option Awards(7)
James Reinstein	CEO, President and Director	30,000	$182,100

(6)

The stock option award vests monthly over a period of four years, with 25% of the shares subject to the option vesting on the anniversary of the vesting commencement date of January 9, 2017, and the remainder vesting at the rate of 1/48th monthly thereafter, subject to the recipient continuing to provide service to the Company.

(7)

The grant date fair value of the stock option award as of January 9, 2017 was calculated in accordance with ASC Topic 718 using the Black Scholes valuation model, which was approximately $6.07 per stock option award.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.23	Change of Control and Severance Agreement for Mr. James Reinstein

99.1	Press Release dated January 9, 2017 announcing the preliminary financial results for the fourth quarter and full year of 2016.

99.2	Press Release dated January 9, 2017 announcing the hiring of James Reinstein as President and CEO and his appointment to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: January 11, 2017	/s/ Ronald J. Santilli
Ronald J. Santilli
Executive Vice President and Chief Financial Officer